EXHIBIT 4.1(ii)

                FORM OF CERTIFICATE FOR COMPANY'S PREFERRED STOCK

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CMC                                                             SHARES
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                         Coates Motorcycle Company, Ltd.
                      INCORPORATED IN THE STATE OF DELAWARE
                   SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

This certifies that ____________________________________________ is the owner of
_______________________________________ shares.

  FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                               $.001 PAR VALUE OF

                         Coates Motorcycle Company, Ltd.

Transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS: the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

/s/ Richard W. Evans                 (SEAL)              /s/ Mark D. Goldsmith

SECRETARY                                                PRESIDENT
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